Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Media & Entertainment Holdings, Inc. (the Company”) on Form 10-Q for the nine months ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 13, 2009	/s/ Herbert A. Granath
	Name:	Herbert A. Granath
	Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: February 13, 2009	/s/ Robert C. Clauser, Jr.
	Name:	Robert C. Clauser, Jr.
	Title:	Executive Vice President and Chief
Financial Officer (Principal Financial Officer)